Filed Pursuant to Rule 424(b)(2)
File No. 333-180728

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium Term Notes, Series K, Securities Linked to a Domestic ETF Basket due January 6, 2015	$4,752,000	$544.58

(1)

The total filing fee of $544.58 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”) and will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act.

PRICING SUPPLEMENT No. 209 dated June 27, 2012 (To Product Supplement No. 3 dated May 2, 2012, Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012)

Wells Fargo & Company Medium-Term Notes, Series K ETF Linked Securities

Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Domestic ETF Basket due January 6, 2015

■	Linked to a Domestic ETF Basket comprised of the SPDR® S&P 500® ETF Trust (50%); the SPDR® S&P MidCap 400® ETF Trust (25%); and the iShares® Russell 2000 Index Fund (25%)

■

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the basket from its starting price to its ending price. The payment at maturity will reflect the following terms:

■

If the value of the basket appreciates, you will receive the original offering price plus 200% participation in the upside performance of the basket, subject to a maximum total return at maturity of 28% of the original offering price

■ If the value of the basket decreases but the decrease is not more than 10%, you will be repaid the original offering price

■

If the value of the basket decreases by more than 10%, you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the value of the basket in excess of 10%

■	Investors may lose up to 90% of the original offering price

■	All payments on the securities are subject to the credit risk of Wells Fargo & Company

■	No periodic interest payments or dividends

■	No exchange listing; designed to be held to maturity

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” herein on page PRS-9 and “Risk Factors” in the accompanying product supplement.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$17.50	$982.50
Total	$4,752,000	$83,160	$4,668,840

(1)

In addition to the agent discount, the original offering price specified above includes structuring and development costs. The agent discount and structuring and development costs total approximately $38.29 per security. See “Plan of Distribution (Conflicts of Interest)” in the prospectus supplement for further information including information regarding how we may hedge our obligations under the securities and offering expenses. Wells Fargo Securities, LLC, a wholly-owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal.

Wells Fargo Securities

Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Domestic ETF Basket due January 6, 2015

Investment Description

The Securities Linked to a Domestic ETF Basket due January 6, 2015 are senior unsecured debt securities of Wells Fargo & Company that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the basket of exchange traded funds (the “Basket”) from its starting price to its ending price. The securities provide:

(i)

the possibility of a leveraged return at maturity if the value of the Basket increases from its starting price to its ending price, provided that the total return at maturity of the securities will not exceed the maximum total return of 28% of the original offering price;

(ii)	repayment of principal if, and only if, the ending price of the Basket is not less than the starting price by more than 10%; and

(iii)	exposure to decreases in the value of the Basket if and to the extent the ending price is less than the starting price by more than 10%.

If the ending price is less than the starting price by more than 10%, you will receive less, and possibly 90% less, than the original offering price of your securities at maturity. All payments on the securities are subject to the credit risk of Wells Fargo.

The Basket is comprised of the following three unequally-weighted basket components, with each basket component having the weighting noted parenthetically:

•

the SPDR® S&P 500® ETF Trust (50%), an exchange traded fund that seeks to track the S&P 500 Index (an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market);

•

the SPDR® S&P MidCap 400® ETF Trust (25%), an exchange traded fund that seeks to track the S&P MidCap 400 Index (an equity index that is intended to provide an indication of the pattern of common stock price movement in the mid-sized capitalization segment of the United States equity market); and

•

the iShares® Russell 2000 Index Fund (25%), an exchange traded fund that seeks to track the Russell 2000 Index (an equity index that is designed to reflect the performance of the small capitalization segment of the United States equity market).

You should read this pricing supplement together with product supplement no. 3 dated May 2, 2012, the prospectus supplement dated April 13, 2012 and the prospectus dated April 13, 2012 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product Supplement No. 3 dated May 2, 2012, filed with the SEC on May 2, 2012:

http://www.sec.gov/Archives/edgar/data/72971/000119312512204514/d342625d424b2.htm

•	Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012 filed with the SEC on April 13, 2012:

http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold or promoted by BTC, its affiliate, BlackRock Fund Advisors (“BFA”) or iShares Trust. None of BTC, BFA or iShares Trust makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. None of BTC, BFA or iShares Trust will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the iShares® Russell 2000 Index Fund.

SPDR®, S&P 500® and “S&P MidCap 400®” are trademarks of Standard & Poor’s. The securities are not sponsored, endorsed, sold or promoted by the SPDR® S&P 500® ETF Trust or the SPDR® S&P MidCap 400® ETF Trust (the “SPDR Trusts”) or Standard & Poor’s. Neither the SPDR Trusts nor Standard & Poor’s makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. Neither the SPDR Trusts nor Standard & Poor’s will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the SPDR® S&P® 500 ETF Trust or the SPDR® S&P MidCap 400® ETF Trust.

PRS-2

Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Domestic ETF Basket due January 6, 2015

Investor Considerations

We have designed the securities for investors who:

¡

seek 200% leveraged exposure to the upside performance of the Basket if the ending price is greater than the starting price, subject to the maximum total return at maturity of 28% of the original offering price;

¡	desire to limit downside exposure to the Basket through the 10% buffer;

¡	understand that if the ending price is less than the starting price by more than 10%, they will receive less, and possibly 90% less, than the original offering price per security at maturity;

¡	are willing to forego interest payments on the securities and dividends on shares of the basket components; and

¡	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

¡	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

¡	are unwilling to accept the risk that the ending price of the Basket may decrease by more than 10% from the starting price;

¡	seek uncapped exposure to the upside performance of the Basket;

¡	seek full return of the original offering price of the securities at stated maturity;

¡	seek current income;

¡	are unwilling to accept the risk of exposure to the United States equity markets;

¡	seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities;

¡	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Basket generally, or to the exposure to the Basket that the securities provide specifically; and

¡	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-3

Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Domestic ETF Basket due January 6, 2015

Terms of the Securities

Market Measure:	A basket (the “Basket”) comprised of the following basket components, with the return of each basket component having the weighting noted parenthetically: the SPDR S&P 500 ETF Trust (50%); the SPDR S&P MidCap 400 ETF Trust (25%); and the iShares Russell 2000 Index Fund (25%).

Pricing Date:	June 27, 2012

Issue Date:	July 5, 2012 (T+5)

Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

The “redemption amount” per security will equal: • if the ending price is greater than the starting price: the lesser of: (i) $1,000 plus:

$1,000	x	ending price – starting price	x participation rate	; and
starting price

Redemption Amount:	(ii) the capped value;

• if the ending price is less than or equal to the starting price, but greater than or equal to the threshold price: $1,000; or • if the ending price is less than the threshold price: $1,000 minus:

$1,000	x	threshold price – ending price
starting price

If the ending price is less than the threshold price, you will receive less, and possibly 90% less, than the original offering price of your securities at maturity.

Stated Maturity Date:	January 6, 2015, subject to postponement if a market disruption event occurs or is continuing on the calculation day.

Starting Price:	The “starting price” is 100.

Ending Price:

The “ending price” will be calculated based on the weighted returns of the basket components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 50% of the component return of the SPDR S&P 500 ETF Trust; (B) 25% of the component return of the SPDR S&P MidCap 400 ETF Trust; and (C) 25% of the component return of the iShares Russell 2000 Index Fund.

PRS-4

Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Domestic ETF Basket due January 6, 2015

Terms of the Securities (Continued)

Component Return:

The “component return” of a basket component will be equal to:

final component price – initial component price

initial component price

where,

• the “initial component price” is the fund closing price of such basket component on the pricing date; and

• the “final component price” will be the fund closing price of such basket component on the calculation day.

The initial component prices of the basket components are as follows: SPDR S&P 500 ETF Trust ($133.17); SPDR S&P MidCap 400 ETF Trust ($166.29); and iShares Russell 2000 Index Fund ($77.44).

Capped Value:

The “capped value” is 128% of the original offering price per security ($1,280 per security). As a result of the capped value, the maximum total return at maturity of the securities will be 28% of the original offering price.

Threshold Price:	The “threshold price” will be equal to 90% of the starting price.

Participation Rate:	200%

Calculation Day:

December 29, 2014. If such day is not a trading day with respect to any basket component, the calculation day for such basket component will be postponed to the next succeeding day that is a trading day for such basket component. Notwithstanding the postponement of the calculation day for a particular basket component due to a non-trading day for such basket component, the originally scheduled calculation day will remain the calculation day for any basket component not affected by such non-trading day. The calculation day is also subject to postponement due to the occurrence of a market disruption event.

Calculation Agent:	Wells Fargo Securities, LLC

Material Tax Consequences:

The United States federal income tax consequences of your investment in the securities are uncertain. The discussion below supplements the discussion under “United States Federal Income Tax Considerations” in the product supplement and is subject to the limitations and exceptions set forth therein.

The terms of the securities require you and Wells Fargo (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to characterize and treat a security as a pre-paid derivative contract with respect to the Basket. If the securities are so characterized and treated (and such characterization and treatment is respected by the Internal Revenue Service (the “IRS”)), and subject to the discussion of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), below, you should generally recognize capital gain or loss upon the sale, exchange or maturity of your securities in an amount equal to the difference between the amount you receive at such time and the price you paid for them. Such gain or loss should generally be long-term capital gain or loss if you held your securities for more than one year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to characterize and treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes in a manner described under “United States Federal Income Tax Considerations—Alternative Treatments” on page PS-23 of the product supplement.

Although not entirely clear, it is possible that the purchase and ownership of the securities will be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange or maturity of your securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such recharacterized capital gain) to the extent that such capital gain exceeds the “net underlying long-term capital gain”, as defined in Section 1260 of the Code, in respect of the securities. Because the application of the

PRS-5

Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Domestic ETF Basket due January 6, 2015

Terms of the Securities (Continued)

constructive ownership rules to the securities is unclear, you should review the discussion set forth under “United States Federal Income Tax Considerations—Section 1260 of the Code” on page PS-24 of the product supplement for a more detailed discussion of the application of Section 1260 to your securities, and we also urge you to discuss the tax consequences of your investment in the securities with your tax advisor.

In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the securities should be required to accrue ordinary income on a current basis, whether any gain or loss recognized upon the sale, exchange or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts, contingent notional principal contracts and other derivative contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could, in any case, increase the likelihood that you will be required to accrue income over the term of an instrument such as the securities even though you will not receive any payments with respect to the securities until maturity. The outcome of this process is uncertain. You should consult your tax advisor as to the possible alternative treatments in respect of the securities.

In addition, if you are a not a United States holder, as that term is defined under “United States Federal Income Tax Considerations” in the product supplement, you should review the discussions set forth under “United States Federal Income Tax Considerations—Withholdable Payments to Foreign Financial Institutions and Other Foreign Entities” on page PS-27 of the product supplement and “United States Federal Income Tax Considerations—Non-United States Holders” on page PS-27 of the product supplement.

You are urged to read the more detailed discussion in “United States Federal Income Tax Considerations” on page PS-23 of the product supplement and to consult your own tax advisor.

Agent:

Wells Fargo Securities, LLC. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $17.50 per security. Such securities dealers may include Wells Fargo Advisors, LLC (“WFA”), one of our affiliates. In addition to any sales concession paid to WFA, WFA will receive $1.04 of the structuring and development costs discussed on the cover page hereof for each security it sells.

Denominations:	$1,000 and any integral multiple of $1,000.

CUSIP:	94986RJZ5

PRS-6

Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Domestic ETF Basket due January 6, 2015

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the redemption amount) calculated as follows:

PRS-7

Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Domestic ETF Basket due January 6, 2015

Hypothetical Payout Profile

The following profile is based on a capped value of 128% or $1,280 per security, a participation rate of 200% and a threshold price equal to 90% of the starting price. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price and whether you hold your securities to maturity.

PRS-8

Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Domestic ETF Basket due January 6, 2015

Selected Risk Considerations

Your investment in the securities will involve risks not associated with an investment in conventional debt securities. These risks are explained in more detail in the “Risk Factors” section of the product supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The indices underlying the basket components are sometimes referred to collectively as the “underlying indices” and individually as an “underlying index.”

•

If The Ending Price Is Less Than The Threshold Price, You Will Receive Less, And Possibly 90% Less, Than The Original Offering Price Of Your Securities At Maturity. If the ending price is less than the threshold price, the redemption amount that you receive at stated maturity will be reduced by an amount equal to the decline in the price of the Basket to the extent it is below the threshold price (expressed as a percentage of the starting price). The threshold price is 90% of the starting price. As a result, you may receive less, and possibly 90% less, than the original offering price per security at maturity even if the value of the Basket is greater than or equal to the starting price or the threshold price at certain times during the term of the securities.

•	No Periodic Interest Will Be Paid On The Securities.

•

Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Basket. The opportunity to participate in the possible increases in the price of the Basket through an investment in the securities will be limited because the redemption amount will not exceed the capped value. Furthermore, the effect of the participation rate will be progressively reduced for all ending prices exceeding the ending price at which the capped value is reached.

•

The Securities Are Subject To The Credit Risk Of Wells Fargo. The securities are our obligations and are not, either directly or indirectly, an obligation of any third party, and any amounts payable under the securities are subject to our creditworthiness. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

•

The Agent Discount, Structuring And Development Costs, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect The Price At Which You Can Sell Your Securities. Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be lower than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, the agent discount paid in connection with the initial distribution, structuring and development costs, offering expenses and the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. The price at which the agent or any other potential buyer may be willing to buy your securities will also be affected by the participation rate, the capped value and by the market and other conditions discussed in the next risk consideration.

•

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways. The value of the securities prior to stated maturity will be affected by the price of the Basket at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities: Basket performance; capped value; interest rates; volatility of the Basket; time remaining to maturity; dividend yields on the securities included in the Basket; events involving companies included in the Basket; and our credit ratings, financial condition and results of operation.

•

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop. The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

PRS-9

Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Domestic ETF Basket due January 6, 2015

Selected Risk Considerations (Continued)

•

The Amount You Receive On The Securities Will Depend Upon The Performance Of The Basket And Therefore The Securities Are Subject To The Following Risks, As Discussed In More Detail In The Product Supplement:

•

Your Return On The Securities Could Be Less Than If You Owned The Shares Of The Basket Components. Your return on the securities will not reflect the return you would realize if you actually owned the shares of the basket components because, among other reasons, the redemption amount will be determined by reference only to the closing prices of the shares of the basket components without taking into consideration the value of dividends and other distributions paid on such shares.

•

Historical Prices Of The Basket Components Or The Securities Included In The Basket Components Should Not Be Taken As An Indication Of The Future Performance Of The Basket Components During The Term Of The Securities.

•	Changes That Affect The Basket Components Or The Underlying Indices May Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Basket Components Or The Underlying Indices.

•

We And Our Affiliates Have No Affiliation With The Sponsors Of The Basket Components Or The Sponsors Of The Underlying Indices And Have Not Independently Verified Their Public Disclosure Of Information.

•

Changes In The Value Of One Or More Basket Components May Offset Each Other. Price movements in the basket components may not correlate with each other. Even if the price of one or more of the basket components increases, the price of one or more of the other basket components may not increase as much or may even decline in value. Therefore, in calculating the ending price of the Basket, increases in the price of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the price of one or more of the other basket components. This may be particularly the case with the Basket since one of the basket components has a 50% weighting in the Basket.

•

An Investment Linked To The Shares Of The Basket Components Is Different From An Investment Linked To The Underlying Indices. The performance of the shares of a basket component may not exactly replicate the performance of the related underlying index because the basket component may not invest in all of the securities included in the related underlying index and because the basket component will reflect transaction costs and fees that are not included in the calculation of the related underlying index. A basket component may also hold securities or derivative financial instruments not included in the related underlying index. It is also possible that a basket component may not fully replicate the performance of the underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of a basket component are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of a basket component may differ from the net asset value per share of such basket component. As a result, the performance of a basket component may not correlate perfectly with the performance of the related underlying index, and the return on the securities based on the performance of the basket components will not be the same as the return on securities based on the performance of the related underlying indices.

•	You Will Not Have Any Shareholder Rights With Respect To The Shares Of The Basket Components.

•	Anti-dilution Adjustments Relating To The Shares Of The Basket Components Do Not Address Every Event That Could Affect Such Shares.

•	The Calculation Agent Can Postpone The Stated Maturity Date If A Market Disruption Event Occurs.

•

Potential Conflicts Of Interest Could Arise Between You And Us. One of our affiliates will be the calculation agent for purposes of determining, among other things, the starting price and the ending price, calculating the redemption amount, determining whether adjustments should be made to the adjustment factors, determining whether adjustments should be made to the ending price and determining whether a market disruption event has occurred. In addition, we or one or more of our affiliates may, at present or in the future, publish research reports on the basket components or the underlying indices or the companies whose securities are included in the basket components or the underlying indices. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the price of the basket components or the closing price of securities included in the underlying indices and, therefore, the value of the securities. In addition, we or one or more of our affiliates may, at present or in the future, engage in business with the companies whose securities are included in the basket components or the underlying indices. These activities may present a conflict between us and our affiliates and you.

PRS-10

Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Domestic ETF Basket due January 6, 2015

Selected Risk Considerations (Continued)

•	Trading And Other Transactions By Us Or Our Affiliates Could Affect The Price Of The Basket Components, Prices Of Securities Included In The Basket Components Or The Value Of The Securities.

•	Significant Aspects Of The Tax Treatment Of The Securities Are Uncertain. See “Terms of the Securities — Material Tax Consequences.”

PRS-11

Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Domestic ETF Basket due January 6, 2015

Hypothetical Returns

The following table illustrates, for a range of hypothetical ending prices of the Basket:

•	the hypothetical percentage change from the starting price to the hypothetical ending price;

•	the hypothetical redemption amount payable at stated maturity per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending price	Hypothetical percentage change from the starting price to the hypothetical ending price	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
150.00	50.00%	$1,280.00	28.00%	10.09%
140.00	40.00%	$1,280.00	28.00%	10.09%
130.00	30.00%	$1,280.00	28.00%	10.09%
120.00	20.00%	$1,280.00	28.00%	10.09%
114.00	14.00%	$1,280.00	28.00%	10.09%
110.00	10.00%	$1,200.00	20.00%	7.41%
105.00	5.00%	$1,100.00	10.00%	3.84%
100.00(2)	0.00%	$1,000.00	0.00%	0.00%
95.00	-5.00%	$1,000.00	0.00%	0.00%
90.00	-10.00%	$1,000.00	0.00%	0.00%
89.00	-11.00%	$ 990.00	-1.00%	-0.40%
80.00	-20.00%	$ 900.00	-10.00%	-4.16%
70.00	-30.00%	$ 800.00	-20.00%	-8.71%
60.00	-40.00%	$ 700.00	-30.00%	-13.73%
50.00	-50.00%	$ 600.00	-40.00%	-19.37%
25.00	-75.00%	$ 350.00	-65.00%	-37.78%
0.00	-100.00%	$ 100.00	-90.00%	-73.65%
(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.
(2)	The starting price.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual ending price.

PRS-12

Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Domestic ETF Basket due January 6, 2015

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations (rounded to two decimal places), assuming component returns as indicated in the examples.

Example 1. Redemption amount is greater than the original offering price but less than the capped value:

	SPDR S&P 500 ETF Trust	SPDR S&P MidCap 400 ETF Trust	iShares Russell 2000 Index Fund
Initial Component Price	133.17	166.29	77.44
Final Component Price	147.19	191.62	86.62
Component Return	10.53%	15.23%	11.85%

Based on the component returns set forth above, the ending price would equal:

100 x [1 + (50% x 10.53%) + (25% x 15.23%) + (25% x 11.85%)] = 112.04

Since the ending price is greater than the starting price, the redemption amount would equal:

$1,000 +	$1,000	x	112.04 - 100	x 200%	= $	1,240.80
100

On the stated maturity date you would receive $1,240.80 per security.

Example 2. Redemption amount is equal to the capped value:

	SPDR S&P 500 ETF Trust	SPDR S&P MidCap 400 ETF Trust	iShares Russell 2000 Index Fund
Initial Component Price	133.17	166.29	77.44
Final Component Price	161.14	207.16	104.54
Component Return	21.00%	24.58%	34.99%

Based on the component returns set forth above, the ending price would equal:

100 x [1 + (50% x 21.00%) + (25% x 24.58%) + (25% x 34.99%)] = 125.39

The redemption amount would be equal to the capped value since the capped value is less than:

$1,000 +	$1,000	x	125.39 - 100	x 200%	= $	1,507.80
100

On the stated maturity date you would receive $1,280 per security.

In addition to limiting your return on the securities, the capped value limits the positive effect of the participation rate. If the ending price is greater than the starting price, you will participate in the performance of the Basket at a rate of 200% up to a certain point. However, the effect of the participation rate will be progressively reduced for ending prices that are greater than 114% of the starting price since your return on the securities for any ending price greater than 114% of the starting price will be limited to the capped value.

PRS-13

Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Domestic ETF Basket due January 6, 2015

Hypothetical Payments at Stated Maturity (Continued)

Example 3. Redemption amount is equal to the original offering price:

	SPDR S&P 500 ETF Trust	SPDR S&P MidCap 400 ETF Trust	iShares Russell 2000 Index Fund
Initial Component Price	133.17	166.29	77.44
Final Component Price	108.33	170.20	85.58
Component Return	-18.65%	2.35%	10.51%

Based on the component returns set forth above, the ending price would equal:

100 x [1 + (50% x -18.65%) + (25% x 2.35%) + (25% x 10.51%)] = 93.89

In this example, the 18.65% decrease in the SPDR S&P 500 ETF Trust has a significant impact on the ending price notwithstanding the percentage increases in the other basket components due to the 50% weighting of the SPDR S&P 500 ETF Trust.

Since the ending price is less than the starting price, but not by more than 10%, you would not lose any of the original offering price of your securities.

On the stated maturity date you would receive $1,000 per security.

Example 4. Redemption amount is less than the original offering price:

	SPDR S&P 500 ETF Trust	SPDR S&P MidCap 400 ETF Trust	iShares Russell 2000 Index Fund
Initial Component Price	133.17	166.29	77.44
Final Component Price	99.74	149.51	50.58
Component Return	-25.10%	-10.09%	-34.68%

Based on the component returns set forth above, the ending price would equal:

100 x [1 + (50% x -25.10%) + (25% x -10.09%) + (25% x -34.68%)] = 76.26

Since the ending price is less than the starting price by more than 10%, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to:

$1,000 -	$1,000	x	90 – 76.26	= $862.60
100

On the stated maturity date you would receive $862.60 per security.

To the extent that the component returns and ending price differ from the values assumed above, the results indicated above would be different.

PRS-14

Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Domestic ETF Basket due January 6, 2015

Hypothetical Historical Performance of the Basket

The Basket will represent a weighted portfolio of the following three basket components, with the return of each basket component having the weighting noted parenthetically: the SPDR S&P 500 ETF Trust (50%); the SPDR S&P MidCap 400 ETF (25%); and the iShares Russell 2000 Index Fund (25%). The value of the Basket will increase or decrease depending upon the performance of the basket components. For more information regarding the basket components, see “The SPDR S&P 500 ETF Trust,” “The SPDR S&P 400 MidCap ETF Trust,” and “The iShares Russell 2000 Index Fund.” The Basket does not reflect the performance of all major securities markets.

While historical information on the value of the Basket does not exist for dates prior to the pricing date, the following graph sets forth the hypothetical historical daily values of the Basket for the period from January 1, 2002 to June 27, 2012 assuming that the Basket was constructed on January 1, 2002 with a starting price of 100 and that each of the basket components had the applicable weighting as of such day. We obtained the closing prices and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”) without independent verification.

The hypothetical historical basket values, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the value of the Basket during any period shown below is not an indication that the percentage change in the value of the Basket is more likely to be positive or negative during the term of the securities. The hypothetical historical values do not give an indication of future values of the Basket.

PRS-15

Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Domestic ETF Basket due January 6, 2015

The SPDR S&P 500 ETF Trust

The SPDR S&P 500 ETF Trust is an exchange traded fund that seeks to track the S&P 500 Index, an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. See “The SPDR S&P 500 ETF Trust” in Annex A to the product supplement for additional information about the SPDR S&P 500 ETF Trust.

We obtained the closing prices listed below from Bloomberg without independent verification. You can obtain the value of the SPDR S&P 500 ETF Trust at any time from Bloomberg under the symbol “SPY” or from the SPDR website at www.spdrs.com. No information contained on the SPDR website is incorporated by reference into this pricing supplement.

The following graph sets forth daily closing prices of the SPDR S&P 500 ETF Trust for the period from January 1, 2002 to June 27, 2012. The closing price on June 27, 2012 was $133.17.

PRS-16

Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Domestic ETF Basket due January 6, 2015

The SPDR S&P 500 ETF Trust (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the SPDR S&P 500 ETF Trust for each quarter in the period from January 1, 2002 through March 31, 2012 and for the period from April 1, 2012 to June 27, 2012.

	High	Low	Last
2002
First Quarter	$117.62	$108.02	$114.52
Second Quarter	$114.57	$97.56	$98.96
Third Quarter	$99.31	$79.95	$81.79
Fourth Quarter	$94.28	$78.10	$88.23
2003
First Quarter	$93.33	$80.52	$84.74
Second Quarter	$101.66	$86.04	$97.63
Third Quarter	$104.60	$96.42	$99.95
Fourth Quarter	$111.28	$102.08	$111.28
2004
First Quarter	$116.38	$109.46	$113.10
Second Quarter	$115.27	$108.83	$114.53
Third Quarter	$113.66	$106.85	$111.76
Fourth Quarter	$121.36	$109.86	$120.87
2005
First Quarter	$122.78	$116.54	$118.05
Second Quarter	$121.58	$113.82	$119.17
Third Quarter	$124.70	$119.46	$123.02
Fourth Quarter	$127.82	$117.50	$124.50
2006
First Quarter	$130.99	$125.51	$129.84
Second Quarter	$132.63	$122.57	$127.25
Third Quarter	$133.74	$123.35	$133.57
Fourth Quarter	$143.07	$133.07	$141.66
2007
First Quarter	$146.01	$137.41	$142.07
Second Quarter	$154.15	$142.24	$150.38
Third Quarter	$155.03	$141.13	$152.67
Fourth Quarter	$156.44	$140.90	$146.39
2008
First Quarter	$144.94	$127.90	$131.89
Second Quarter	$143.08	$127.69	$128.04
Third Quarter	$130.70	$111.38	$116.54
Fourth Quarter	$116.00	$75.95	$90.33
2009
First Quarter	$93.44	$68.11	$79.44
Second Quarter	$95.09	$81.00	$91.92
Third Quarter	$107.33	$87.95	$105.56
Fourth Quarter	$112.67	$102.54	$111.44
2010
First Quarter	$117.40	$105.87	$116.99
Second Quarter	$121.79	$103.22	$103.22
Third Quarter	$114.79	$102.20	$114.12
Fourth Quarter	$125.92	$113.75	$125.78
2011
First Quarter	$134.57	$126.21	$132.51
Second Quarter	$136.54	$126.81	$131.97
Third Quarter	$135.46	$112.26	$113.17
Fourth Quarter	$128.68	$109.93	$125.50
2012
First Quarter	$141.61	$127.49	$140.72
April 1, 2012 to June 27, 2012	$141.79	$128.10	$133.17

PRS-17

Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Domestic ETF Basket due January 6, 2015

The SPDR S&P MidCap 400 ETF Trust

The SPDR S&P MidCap 400 ETF Trust is an exchange traded fund that seeks to track the S&P MidCap 400 Index, an equity index that is intended to provide an indication of the pattern of common stock price movement in the mid-sized capitalization segment of the United States equity market. See “The SPDR S&P MidCap 400 ETF Trust” in Annex A to the product supplement for additional information about the SPDR S&P MidCap 400 ETF Trust.

We obtained the closing prices listed below from Bloomberg without independent verification. You can obtain the value of the SPDR S&P MidCap 400 ETF Trust at any time from Bloomberg under the symbol “MDY” or from the SPDR website at www.spdrs.com. No information contained on the SPDR website is incorporated by reference into this pricing supplement.

The following graph sets forth daily closing prices of the SPDR S&P MidCap 400 ETF Trust for the period from January 1, 2002 to June 27, 2012. The closing price on June 27, 2012 was $166.29.

PRS-18

Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Domestic ETF Basket due January 6, 2015

The SPDR S&P MidCap 400 ETF Trust (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the SPDR S&P MidCap 400 ETF Trust for each quarter in the period from January 1, 2002 through March 31, 2012 and for the period from April 1, 2012 to June 27, 2012.

	High	Low	Last
2002
First Quarter	$99.44	$88.76	$98.80
Second Quarter	$100.97	$87.65	$89.55
Third Quarter	$87.75	$72.55	$74.25
Fourth Quarter	$82.73	$68.35	$78.65
2003
First Quarter	$81.70	$70.85	$74.65
Second Quarter	$90.20	$75.45	$87.72
Third Quarter	$97.70	$88.00	$93.35
Fourth Quarter	$106.17	$95.58	$105.40
2004
First Quarter	$112.92	$105.75	$110.50
Second Quarter	$112.85	$103.03	$111.10
Third Quarter	$109.63	$100.76	$108.35
Fourth Quarter	$121.32	$106.80	$121.00
2005
First Quarter	$124.96	$115.45	$120.44
Second Quarter	$126.78	$114.74	$125.10
Third Quarter	$132.42	$126.09	$130.90
Fourth Quarter	$137.26	$122.40	$134.68
2006
First Quarter	$144.76	$136.79	$144.76
Second Quarter	$149.07	$130.85	$139.40
Third Quarter	$140.62	$129.97	$137.60
Fourth Quarter	$149.92	$136.24	$146.38
2007
First Quarter	$158.46	$145.43	$154.51
Second Quarter	$168.36	$154.89	$162.98
Third Quarter	$167.97	$149.51	$161.00
Fourth Quarter	$166.65	$148.94	$155.01
2008
First Quarter	$154.18	$135.77	$141.27
Second Quarter	$163.31	$145.13	$148.76
Third Quarter	$149.99	$127.11	$131.83
Fourth Quarter	$131.03	$76.20	$97.18
2009
First Quarter	$101.54	$73.63	$88.65
Second Quarter	$109.15	$89.82	$105.31
Third Quarter	$128.56	$99.39	$125.28
Fourth Quarter	$134.20	$119.54	$131.76
2010
First Quarter	$145.22	$125.76	$143.16
Second Quarter	$154.03	$129.16	$129.16
Third Quarter	$145.59	$126.93	$145.59
Fourth Quarter	$165.71	$144.46	$164.68
2011
First Quarter	$179.55	$165.05	$179.55
Second Quarter	$184.61	$169.01	$177.40
Third Quarter	$183.58	$140.96	$142.13
Fourth Quarter	$166.06	$135.39	$159.54
2012
First Quarter	$182.84	$160.84	$180.67
April 1, 2012 to June 27, 2012	$182.28	$162.51	$166.29

PRS-19

Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Domestic ETF Basket due January 6, 2015

The iShares Russell 2000 Index Fund

The iShares Russell 2000 Index Fund is an exchange traded fund that seeks to track the Russell 2000 Index, an equity index that is designed to reflect the small capitalization segment of the United States equity market. See “The iShares Russell 2000 Index Fund” in Annex A to the product supplement for additional information about the iShares Russell 2000 Index Fund.

We obtained the closing prices listed below from Bloomberg without independent verification. You can obtain the value of the iShares Russell 2000 Index Fund at any time from Bloomberg under the symbol “IWM” or from the iShares website at www.ishares.com. No information contained on the iShares website is incorporated by reference into this pricing supplement.

The following graph sets forth daily closing prices of the iShares Russell 2000 Index Fund for the period from January 1, 2002 to June 27, 2012. The closing price on June 27, 2012 was $77.44.

PRS-20

Growth Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to a Domestic ETF Basket due January 6, 2015

The iShares Russell 2000 Index Fund (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the iShares Russell 2000 Index Fund for each quarter in the period from January 1, 2002 through March 31, 2012 and for the period from April 1, 2012 to June 27, 2012.

	High	Low	Last
2002
First Quarter	$50.32	$45.40	$50.05
Second Quarter	$52.15	$44.99	$45.33
Third Quarter	$44.41	$35.46	$35.88
Fourth Quarter	$40.90	$32.56	$37.99
2003
First Quarter	$39.67	$34.42	$36.30
Second Quarter	$45.64	$36.66	$44.29
Third Quarter	$51.86	$44.76	$48.48
Fourth Quarter	$56.21	$49.77	$55.34
2004
First Quarter	$59.94	$55.75	$58.77
Second Quarter	$60.39	$53.41	$58.88
Third Quarter	$58.09	$51.56	$56.94
Fourth Quarter	$65.04	$56.30	$64.70
2005
First Quarter	$64.35	$60.22	$61.00
Second Quarter	$64.08	$56.96	$63.58
Third Quarter	$68.40	$64.00	$66.36
Fourth Quarter	$68.86	$61.62	$66.73
2006
First Quarter	$75.97	$68.03	$75.97
Second Quarter	$77.58	$66.69	$71.66
Third Quarter	$73.26	$66.70	$71.96
Fourth Quarter	$79.35	$71.26	$78.05
2007
First Quarter	$82.39	$75.17	$79.51
Second Quarter	$84.79	$79.75	$82.96
Third Quarter	$85.74	$75.20	$80.04
Fourth Quarter	$84.18	$73.02	$75.92
2008
First Quarter	$75.12	$64.30	$68.51
Second Quarter	$76.17	$68.47	$69.03
Third Quarter	$75.20	$65.50	$68.39
Fourth Quarter	$67.02	$38.58	$49.27
2009
First Quarter	$51.27	$34.36	$41.94
Second Quarter	$53.19	$42.82	$50.96
Third Quarter	$62.02	$47.87	$60.23
Fourth Quarter	$63.36	$56.22	$62.26
2010
First Quarter	$69.25	$58.68	$67.81
Second Quarter	$74.14	$61.08	$61.08
Third Quarter	$67.67	$59.04	$67.47
Fourth Quarter	$79.22	$66.94	$78.23
2011
First Quarter	$84.17	$77.18	$84.17
Second Quarter	$86.37	$77.77	$82.80
Third Quarter	$85.65	$64.25	$64.25
Fourth Quarter	$76.45	$60.97	$73.69
2012
First Quarter	$84.41	$74.56	$82.85
April 1, 2012 to June 27, 2012	$83.79	$73.64	$77.44

PRS-21